Calculation of Filing Fee Tables
F-1
CL Workshop Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, no par value per share ("Ordinary Shares"), represented by American Depositary Shares ("ADSs")	Other	98,400,000	$ 0.03645625	$ 3,587,295.00	0.0001381	$ 495.41
Fees to be Paid	2	Equity	Class A Ordinary Shares represented by ADS issuable upon exercise of Warrants	Other	295,200,000	$ 0.03645625	$ 10,761,885.00	0.0001381	$ 1,486.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 14,349,180.00		$ 1,981.63
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,981.63
Offering Note
[1]	The American Depositary Shares ("ADSs") issuable upon deposit of the Class A Ordinary Shares registered hereby are registered pursuant to a separate registration statement on Form F-6. Each ADS represents eight (8) Class A Ordinary Shares. This registration statement covers the resale by the Selling Shareholders of up to 98,400,000 Class A Ordinary Shares represented by 12,300,000 ADSs issued in a private placement pursuant to the Securities Purchase Agreement dated July 14, 2026. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional Class A Ordinary Shares and ADSs that may become issuable by reason of share splits, share dividends, recapitalizations or similar transactions. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices of the Registrant's ADSs on the Nasdaq Capital Market on August 6, 2026, divided by eight (8), each ADS representing eight (8) Class A Ordinary Shares.

[2]	The ADS issuable upon deposit of the Class A Ordinary Shares registered hereby are registered pursuant to a separate registration statement on Form F-6. Each ADS represents eight (8) Class A Ordinary Shares. This registration statement also covers the resale of up to 295,200,000 Class A Ordinary Shares issuable upon exercise of outstanding Warrants and represented by up to 36,900,000 ADSs. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional Class A Ordinary Shares and ADSs that may become issuable by reason of share splits, share dividends, recapitalizations or similar transactions. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices of the Registrant's ADSs on the Nasdaq Capital Market on August 6, 2026, divided by eight (8), each ADS representing eight (8) Class A Ordinary Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date